UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2011

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Ramtron International Corporation (“the Company”) announced today that at a meeting of the Board of Directors (“Board”) held on December 6, 2011, the Board increased the number of directors comprising the whole Board to six and, pursuant to a recommendation by the Company’s Nominating & Governance Committee, elected James E. Doran as a member of the Board, to be effective on January 1, 2012. Mr. Doran, age 63, has worked in the semiconductor industry since 1971. From 2008 until 2010, he served as Senior VP Foundry Operations of Globalfoundries, and from 2005 until 2008 he was Chief Operating Officer of Spansion. He has also held management positions with AMD, Paradigm Semiconductor and Intel Corporation. Mr. Doran holds both a BS in physics from Northwestern University and an MS in physics from The University of Wisconsin.

Pursuant to a consulting agreement between Mr. Doran and the Company, Mr. Doran has advised the Company on strategic and business matters since February, 2011. For his consulting services, the Company has paid Mr. Doran cumulative fees through November 30, 2011, of $192,000. The Company has no definite plans for how long Mr. Doran’s consulting services will be further requested by the Company. There are no other arrangements or understandings between Mr. Doran and any other persons pursuant to which he was selected as a director of the Company.

Mr. Doran will not qualify as an independent director and will not be appointed to any committees of the Board. Compensation for Mr. Doran’s service as a director on the Board will consist of an annual cash retainer and eligibility to receive equity awards in accordance with the Company’s director compensation policies. The Board will consider an initial equity award grant to Mr. Doran at a later date, with an effective date of the award to be subsequent to the effective date of Mr. Doran’s election to the Board. Mr. Doran will also be entitled to other benefits accorded directors of the Company.

ITEM 8.01	Other Events

On December 6, 2011, the Board adopted a resolution to increase the number of directors comprising the Board to six directors, subject to Mr. Doran’s acceptance of an offer to join the Board. Section 2.3 of the Company’s Amended and Restated Bylaws provides that the number of directors may be increased at any time by a vote of the majority of directors then in office.

ITEM 9.01	Financial Statements and Exhibits

99.1	Press Release of Ramtron International Corporation dated December 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Eric A. Balzer
Eric A. Balzer
Chief Executive Officer
(Principal Executive Officer and Duly Authorized Officer of the Registrant)

Dated: December 12, 2011